                                                                 EXHIBIT 9(b)

                                     NOTICE
                          TO HOLDERS OF FIBERCHEM, INC.
                                CLASS D WARRANTS

                                   MAY 2, 1997

In compliance with Rule 13e-4 of the Securities Exchange Act of 1934, as amended, the Board of Directors of FiberChem, Inc. ("the Company"), has reduced the per share exercise price ("Exercise Price") of Class D Warrants to $0.30 effective as of April 17, 1997 for the period ending May 16, 1997 (the "Expiration Date"). The Exercise Price will not be further adjusted, as previously disclosed by the Company. On the Expiration Date, the Exercise Price shall return to the now current Exercise Price of $1.10.

Any holder of the Company's Class D Warrants who tenders such warrants on or after April 17, 1997 and before the Expiration Date, may withdraw its tender of such Warrants for exercise at anytime prior to 5:00 p.m. PDT on May 16, 1997, which date may be extended by the Company at its sole discretion and in compliance with applicable securities laws. Upon any such withdrawal, the Company shall forthwith return to the holder the Exercise Price and the Class D Warrants tendered. In the event the Company does not obtain the required approval of the Securities and Exchange Commission by the Expiration Date, unless extended by the Company, the Company's offer shall be deemed withdrawn as of April 17, 1997, and all monies and Class D Warrants shall be returned to the respective persons tendering same without interest or deduction.

Enclosed with this notice are copies of the Company's Schedule 13e-4, as amended, its Annual Report on Form 10-KSB for September 30, 1996 and its Quarterly Report on Form 10-QSB for December 31, 1996.

Please use the attached form when exercising Class D Warrants.

                                FIBERCHEM, INC.
                           1181 GRIER DRIVE, SUITE B
                              LAS VEGAS, NV 89119
                              PHONE: 702-361-7921

                                 ELECTION FORM
                                 -------------


     I, ______________________________, hereby exercise CLASS D WARRANTS(1)
                                                        -------------------
     for _______________ shares of FiberChem, Inc. Common Stock at $.30 per share.

     Attached(2) is a check for $ ________ to cover this purchase.



     _____________________________________
     Signature



     _________________
     Date


















     -------------------------
     (1) Original Warrant must accompany the Election Form.

     (2) This election form may be hand delivered or faxed to FiberChem, Inc. If faxed, your payment must be received at FiberChem, Inc. within 5 days of the faxing of this form. Please request wire transfer instructions which are available from FCI, if you wish to use this service to make your payment.